UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 24, 2017
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100
Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 24, 2017, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	M. Michelle Berrey, M.D., M.P.H., our President and Chief Executive Officer;

•	W. Garrett Nichols, M.D., M.S., our Chief Medical Officer;

•	Linda M. Richardson, our Chief Commercial Officer; and

•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary.

Performance-Based Bonuses for the Year Ended December 31, 2016

No specific individual goals were established for any of our executive officers for 2016. Rather, in early 2016, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment, as determined by the Committee, of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation.

For 2016, the Committee determined that we had achieved our corporate goals at a 73% level. The Committee’s determination was based on a combination of the partial achievement of (i) primary corporate goals related to the clinical development and regulatory approval for brincidofovir, development activities for pre-clinical compounds including CMX521, and in-licensing objectives, and (ii) “stretch” corporate goals related to the identification of a new lead compound. Accordingly, the following performance-based bonuses were awarded:

Name	2016 Performance-Based Bonus ($)
M. Michelle Berrey	191,041
W. Garrett Nichols	105,432
Linda M. Richardson	93,896
Timothy W. Trost	91,750

2017 Annual Base Salary

The Committee approved the following 2017 base salaries for our executive officers:

Name	2017 Base Salary ($)
M. Michelle Berrey	541,719
W. Garrett Nichols	427,093
Linda M. Richardson	380,363
Timothy W. Trost	371,669

Equity-Based Incentive Awards

The Committee approved grants of the following options to purchase shares of our common stock to our executive officers:

Name	Options
M. Michelle Berrey	148,000
W. Garrett Nichols	60,750
Linda M. Richardson	60,750
Timothy W. Trost	50,750

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $5.14 per share, which is equal to the closing price of our common stock on the date of grant.

The Committee approved grants of the following time-based restricted stock units (“RSUs”) to our executive officers:

Name	Time-Based RSUs
M. Michelle Berrey	74,000
W. Garrett Nichols	30,375
Linda M. Richardson	30,375
Timothy W. Trost	25,375

Each of these RSUs were granted pursuant to our 2013 Equity Incentive Plan and, subject to each executive officer’s continuous service, will vest in equal annual installments over a four year period from the date of grant.

The Committee approved grants of the following performance-based RSUs to our executive officers:

Name	2017 Performance-Based RSUs	2018 Performance-Based RSUs
M. Michelle Berrey	18,500	55,500
W. Garrett Nichols	7,594	22,781
Linda M. Richardson	7,594	22,781
Timothy W. Trost	6,344	19,031

Each of these RSUs were granted pursuant to our 2013 Equity Incentive Plan. Subject to each executive officer’s continuous service, the RSUs above under the header “2017 Performance-Based RSUs” will vest in full on January 24, 2018 if we achieve a specified corporate goal related to the clinical development of oral brincidofovir by December 31, 2017. Subject to each executive officer’s continuous service, the RSUs above under the header “2018 Performance-Based RSUs” will vest in three equal tranches on January 24, 2019, January 24, 2020 and January 24, 2021 if we achieve a specified corporate goal related to the clinical development of intravenous brincidofovir by December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 26, 2017
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary